UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): February 28, 2009

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement	3
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	3
Item 9.01. Financial Statements and Exhibits	3
Signature(s)	4
Separation Agreement and General Release of All Claims, between Richard W. Brotzman, Jr. and Nanophase Technologies Corporation, effective March 2, 2009
Separation Agreement and General Release of All Claims, between Robert W. Haines and Nanophase Technologies Corporation, effective February 19, 2009
Press Release dated March 3, 2009

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

The Company entered into a Separation Agreement and General Release of All Claims, effective as of March 2, 2009, with Dr. Brotzman (the “Brotzman Separation Agreement”) and a Separation Agreement and General Release of All Claims, effective as of February 19, 2009, with Mr. Haines (the “Haines Separation Agreement”).

Pursuant to the Brotzman Separation Agreement, Dr. Brotzman will receive severance pay in the aggregate gross amount of $107,299 and notice pay in the aggregate gross amount of $6,227.81. Dr. Brotzman will also receive accelerated vesting of all outstanding options previously granted to Dr. Brotzman. Furthermore, during the period severance will be paid, the Company will pay a portion of the monthly insurance premiums for Dr. Brotzman’s participation in the Company’s group health insurance plan through COBRA. In consideration for these and other benefits provided under the Brotzman Separation Agreement, Dr. Brotzman agreed to release of any and all claims against the Company and its representatives and confirmed his continuing obligations to the Company including compliance with certain restrictive covenants and assisting the Company, at its request, in certain potential disputes.

Pursuant to the Haines Separation Agreement, Mr. Haines will receive severance pay in the aggregate gross amount of $237,408.76 and notice pay in the aggregate gross amount of $7,021.91. Mr. Haines will also receive accelerated vesting of all outstanding options previously granted to Mr. Haines. Furthermore, during the period severance will be paid, the Company will pay a portion of the monthly insurance premiums for Mr. Haines’s participation in the Company’s group health insurance plan through COBRA. In consideration for these and other benefits provided under the Haines Separation Agreement, Mr. Haines agreed to release of any and all claims against the Company and its representatives and confirmed his continuing obligations to the Company including compliance with certain restrictive covenants and assisting the Company, at its request, in certain potential disputes.

Copies of the Brotzman Separation Agreement and the Haines Separation Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of the Brotzman Separation Agreement and the Haines Separation Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Company announced on March 3, 2009 that Jess Jankowski was promoted to the positions of President and Chief Executive Officer of the Company and appointed as a director to the Company’s Board of Directors, effective February 28, 2009. Mr. Jankowski had been the Company’s Acting Chief Executive Officer since August 2008. He will continue to serve as Chief Financial Officer while the Company conducts a search for his replacement in that role.

In addition, Dr. Richard Brotzman, Chief Technology Officer, and Robert Haines, Vice President of Operations, resigned from their respective positions, effective February 28, 2009.

A copy of the press release regarding the above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Separation Agreement and General Release of All Claims, between Richard W. Brotzman, Jr. and Nanophase Technologies Corporation, effective March 2, 2009

Exhibit 10.2	Separation Agreement and General Release of All Claims, between Robert W. Haines and Nanophase Technologies Corporation, effective February 19, 2009

Exhibit 99.1	Press Release dated March 3, 2009

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: March 3, 2009	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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